80 City Square Boston, MA 02129 T +1 617 912 9000 F +1 617 912 9001 www.rsmus.com February 5, 2024 Securities and Exchange Commission Washington, D.C. 20549 Commissioners: We have read Yield10 Bioscience, Inc.’s statements included under Item 4.01 of its Form 8-K filed on February 5, 2024 and we agree with such statements concerning our firm.